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                                                            EXHIBIT 99.(a)(1)(B)


                             ARTICLES OF AMENDMENT

                                       OF

                THE BLACKSTONE INSURED MUNICIPAL TERM TRUST INC.

     The Blackstone Insured Municipal Term Trust Inc., a Maryland corporation (the "Corporation"), certifies that:

     FIRST: The Charter of the Corporation is hereby amended by striking out
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Article II and inserting in its place the following:

                                   ARTICLE II

                                     NAME
                                     ----

     The name of the Corporation is The BlackRock Insured
   Municipal Term Trust Inc. (the "Corporation").


     SECOND: The Board of Directors on April 14, 1992 and May 15, 1992 duly
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adopted resolutions finding the foregoing amendment advisable and directing that it be submitted for action thereon by the Corporation's shareholders at the annual meeting to be held on June 19, 1992.

     THIRD: Notice setting forth the said amendment and stating that a purpose
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of the meeting of the stockholders would be to take action thereon was given to all stockholders entitled to vote thereon. The amendment as hereinabove set
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forth was approved at said meeting by the affirmative vote of a majority of the stockholders of the Corporation as required by the Corporation's Charter.

     FOURTH: The amendment does not increase the authorized stock of the
     ------
Corporation.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf on this 19th day of June, 1992 by its President who acknowledge that these Articles of Amendment are the act of the Corporation and that to the best of his knowledge, information and belief and under penalties for perjury, all matters and facts contained in these Articles of Amendment are true in all material respects.

ATTEST:                            THE BLACKSTONE INSURED MUNICIPAL
                                     TERM TRUST INC.

/s/ Barbara B. Novick              By: /s/ Ralph L. Schlosstein    (SEAL)
--------------------------             ----------------------------
Barbara B. Novick                      Ralph L. Schlosstein
Secretary                              President


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